AMENDMENT NO. 14
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated June 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust, Invesco Aim Distributors, Inc., a Delaware corporation, American General Life Insurance Company (“Life Company”), a Texas life insurance company and American General Equity Services Corporation (“AGESC”), a Delaware corporation, and collectively (the “Parties”), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

AMERICAN GENERAL LIFE INSURANCE COMPANY

Attest:	/s/ Lauren W. Jones		By:	/s/ Rodney E. Rishel

	Name:	Lauren W. Jones		Name:	Rodney E. Rishel
	Title:	Asst. Secretary		Title:	Senior Vice President

AMERICAN GENERAL EQUITY SERVICES CORPORATION

Attest:	/s/ Lauren W. Jones		By:	/s/ John Gatesman

	Name:	Lauren W. Jones		Name:	John Gatesman
	Title:	Asst. Secretary		Title:	President

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